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[LOGO]The AIG Life Companies (U.S.)                               EXHIBIT (e)(4)
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                             Executive Advantage/SM/
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                               PREMIUM ALLOCATION
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Policy Number: ______________  Policyholder: __________________________________
                                             Last Name, First Name, Middle Name)

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Insured: ________________________________________________________     Social Security No.: ______-_____-______
             (Last Name, First Name, Middle Name)
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[_]  I revoke my current Premium Allocation and direct that all future premiums be invested as described below.
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Allocation of Premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)

                                                                Percent
                                                                -------
GUARANTEED ACCOUNT                                              ______%

ALLIANCEBERNSTEIN VARIABLE PRODUCT SERIES FUND, INC.
  AllianceBernstein Americas Government Income                  ______%
  AllianceBernstein Growth Portfolio                            ______%
  AllianceBernstein Growth and Income Portfolio                 ______%
  AllianceBernstein Premium Growth Portfolio                    ______%
  AllianceBernstein Quasar Portfolio                            ______%
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
  VP Income & Growth Fund                                       ______%
  VP International Fund                                         ______%
CREDIT SUISSE TRUST
  Emerging Growth Portfolio                                     ______%
  Emerging Markets Portfolio                                    ______%
  Global Post-Venture Capital Portfolio                         ______%
  International Focus Portfolio                                 ______%
  Large Cap Value Portfolio                                     ______%
  Small Cap Growth Portfolio                                    ______%
FIDELITY VARIABLE INSURANCE PRODUCTS FUND II AND III
  VIP Balanced Portfolio                                        ______%
  VIP Contrafund Portfolio                                      ______%
  VIP Index 500 Portfolio                                       ______%
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
  Developing Markets Securities - Class 2                       ______%
  Growth Securities - Class 2                                   ______%
  Foreign Securities - Class 2                                  ______%
GOLDMAN SACHS ASSET MANAGEMENT L.P.
  CORE U.S. Equity Fund                                         ______%
  International Equity Fund                                     ______%
MORGAN STANLEY UNIVERSAL INSTITUTIONAL FUNDS
  Core Plus Fixed Income Portfolio Class 1                      ______%
  Emerging Markets Equity Portfolio Class 1                     ______%
  High Yield Portfolio Class 1                                  ______%
  Mid Cap Growth Portfolio Class 1                              ______%
  Money Market Portfolio Class 1                                ______%
  Technology Portfolio Class 1                                  ______%
  U.S. Mid Cap Core Portfolio Class 1                           ______%
NEUBERGERBERMAN ADVISERS MANAGEMENT TRUST
  AMT Partners Portfolio                                        ______%
PIMCO VARIABLE INSURANCE TRUST
  Long Term U.S. Government                                     ______%
  Total Return Bond Portfolio                                   ______%

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Dollar Cost Averaging Election (Minimum of $2,000 must be allocated to the Money
Market Account)                                                                                                 Yes      No
                                                                                                                ---      --
                                                                                                                [_]      [_]
Policyholder must complete a Dollar Cost Averaging Request form. Policy will be issued with a Dollar Cost Averaging Rider.
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As Policyholder, I represent that:

a) the statements and answers in this Premium Allocation are written as made by me and are complete and true to the best of my knowledge and belief.
b)   I have received copies of the current prospectuses.
c) I understand that the Death Benefit and Cash Surrender Value may increase or decrease depending on investment performance.
d) I understand that the Policy will lapse if Net Cash Surrender Value becomes insufficient to cover monthly deductions.
e) I believe that this Policy will meet my insurance needs and financial objectives.
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__________________________     ________________________________________________
Signature of Insured           Signature of Policyholder (If other than Insured)

______________________ ____, 20___
Date Signed

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Premium Allocation, Executive Advantage/SM/, 05/03